Exhibit 99.1

Gaiam Announces Early Payment of 2011 Annual Dividend

The Company also Announces Executive Promotions and

Renewal of its S-3 Shelf Registration Statement

Boulder, Colorado, November 19, 2010 – Gaiam, Inc. (NASDAQ: GAIA), a lifestyle media company, announced today that its Board of Directors declared the early payment of Gaiam’s 2011 annual dividend of $0.15 per common share. Gaiam’s Board determined that tax benefits potentially available to shareholders in 2010 justified the early payment of the 2011 dividend. The dividend, which will be recorded as a reduction of additional paid-in capital, will be payable on December 30, 2010 to common shareholders of record as of the close of business on December 15, 2010.

The Company also announced the promotion of two executives. William Sondheim has been promoted to President. Bill joined Gaiam in 2007, as Gaiam’s President of Entertainment and Worldwide Distribution, managing the Company’s entertainment and DRTV businesses. Prior to joining Gaiam, Bill was President of Good Times Entertainment Ltd., and President of PolyGram Video.

Steve Thomas has been promoted to Chief Financial Officer. Steve joined Gaiam in 2006, serving recently as the Company’s Controller and Chief Accounting Officer. As a part of his new role he will assume responsibility for investor relations duties previously managed by Carole Buyers. Prior to joining Gaiam, Steve served as Chief Financial Officer of Digitally Unique Corporation and as Controller for American Coin Merchandising, Inc.

“I am pleased that we were able to recognize in-house talent with these promotions as we continue to streamline the business and look for new opportunities for branding and growth,” said Lynn Powers, Gaiam’s CEO.

The Company also renewed the shelf registration statement that it filed in November 2007 for 5 million shares of Gaiam’s Class A common stock by filing a registration statement on Form S-3 with the Securities and Exchange Commission. The newly-filed registration statement was required because of yesterday’s expiration of the 2007 registration statement.

“We have no current plans for the registered shares. Since 2007 we have used only 0.2 million shares from the shelf registration, while in the same time period we repurchased 4.8 million shares, which is over 20% of the 23.3 million shares currently outstanding,” said Jirka Rysavy, Gaiam’s Chairman. “We still have 2.7 million shares remaining in our authorized share repurchase program, and we currently expect this quarter to yield the best operating income in the history of the Company.”

About GAIAM

Gaiam, Inc. (NASDAQ: GAIA) is a leading producer and marketer of lifestyle media and fitness accessories. With a wide distribution network that consists of 65,000 retail doors, 14,500 store within stores, a digital distribution platform and 10 million direct customers, Gaiam is dedicated to providing solutions for the many facets of healthy and eco-conscious living. The Company dominates the health and wellness category and releases non-theatrical programming focused on family entertainment and conscious media. In addition, Gaiam has exclusive licensing agreements with Discovery Communications and other licensing partners. For more information about Gaiam, please visit www.gaiam.com or call 1.800.869.3603.

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Gaiam believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in Gaiam’s filings with the Securities and Exchange Commission. Gaiam assumes no duty to update any forward-looking statements.

Contacts:	Steve Thomas	John Mills
	Chief Financial Officer	Senior Managing Director, ICR
	303-222-3782	310-954-1105
	Steve.Thomas@gaiam.com	jmills@icrinc.com